Exhibit 99.1

Final

Wednesday October 17, 4:30 p.m. CST	Contacts at NetRadio Corporation
Press Release	Mike Wise, 952/259-6700	Cary Deacon, 952/259-6700
	mike.wise@netradio.com	cary.deacon@netradio.com
SOURCE: NetRadio Corporation

NetRadio to Discontinue Broadcast Operations
NetRadio Corporation Announces Failure of Strategic Investment Transaction
With The Advisory Board, Inc.

MINNEAPOLIS, MINN — October 17, 2001 — NetRadio Corporation (Nasdaq:NETRC) announced today the previously announced strategic investment transaction with The Advisory Board, Inc., a New York-based media company has been terminated because The Advisory Board, Inc. was unable to obtain financing for the transaction. On a parallel path, the Company had been pursuing alternative transactions to support continuing operations, but was unable to finalize a transaction that could be funded in the near term. In light of these developments, the Company has determined to immediately discontinue operations and terminate most of its employees.

“With historical and current operating performance unable to support the future working capital needs of the business, NetRadio will immediately discontinue its broadcast operations and terminate most of its employees. A small management group and the Board of Directors will continue to pursue strategic alternatives,” said Cary Deacon, NetRadio’s CEO and President.

NetRadio has notified Nasdaq that, in light of recent developments, it does not expect to be able to satisfy The Nasdaq SmallCap Market’s maintenance requirements on a continuing basis.

Cautionary Statement Under the Private Securities Litigation Reform Act of 1995

Any forward looking statements contained in this press release reflect management’s current expectations or beliefs and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. NetRadio cautions readers that future actual results could differ materially from those in any forward-looking statements depending on the outcome of certain factors. Any such forward-looking statements are subject to certain risks and uncertainties, including, but not limited to, our ability to generate revenue from a new and unproven business model, the incurrence of operating losses, the necessity to obtain additional financing to achieve our strategic business objectives, disruption in the financial and capital markets, the fluctuation of advertising and subscription revenues, continued listing of NetRadio’s common stock on the Nasdaq SmallCap Market, our ability to expand our technical capacity, competition, and other risks and uncertainties, including those described from time to time in NetRadio’s reports filed with the Securities and Exchange Commission. Except as required by applicable law, NetRadio undertakes no obligation to update or revise any such forward-looking statements.